                                                                    EXHIBIT 99.1

             SENTIGEN HOLDING CORP. ANNOUNCES THIRD QUARTER RESULTS

PHILLIPSBURG, NJ, November 12, 2004: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the third quarter ended September 30, 2004.

Consolidated Results of Operations

         Revenues for the quarter ended September 30, 2004 were $2,430,851, a 10% increase when compared to the quarter ended September 30, 2003. This 10% increase was primarily attributable to increases in revenues at Cell & Molecular Technologies, Inc. ("CMT") and revenues earned on our contract with the Technical Support Working Group ("TSWG") an inter-departmental agency of the federal government. Revenues for the nine months ended September 30, 2004 were $6,495,899, a 4% decline when compared to the nine months ended September 30, 2003. This decline was primarily due to the completion, by CMT, in 2003 of a specialized service contract.

         The net loss for the quarter ended September 30, 2004 was $238,910 or ($0.03) per share. This compares to a net loss of $804,062 or ($0.11) per share for the quarter ended September 30, 2003. The improvement is due primarily to the absence in the current third quarter of a one-time stock-based compensation charge incurred during the third quarter ended September 30, 2003. The net loss for the nine months ended September 30, 2004 was $1,735,359 or ($0.23) per share. This compares to a net loss of $450,828 or ($0.06) per share for the nine months ended September 30, 2003. The increase in net loss was primarily driven by a decrease in income from operations from CMT, increased research and development expenditures by Sentigen Biosciences, Inc. ("Sentigen Biosciences") primarily attributed to its expanded drug discovery initiatives and, increased professional fees for patent counsel and related services.

Results of Operations by Segment

     The Company operates through two wholly-owned subsidiaries, CMT and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

         Cell & Molecular Technologies, Inc. Income from operations attributable to CMT for the quarter ended September 30, 2004 was $587,077 compared to $601,417 for the quarter ended September 30, 2003, a 2% decline. Income from operations attributable to CMT for the nine months ended September 30, 2004 was $1,571,374 compared to $2,110,926 for the nine months ended September 30, 2003, a 26% decline. The decline in income from operations was due primarily to the completion of the specialized service contract. Additionally, CMT also experienced higher direct labor and materials costs which also contributed to the decline.

         Sentigen Biosciences. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is utilizing its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and it expects to file additional patent applications on this technology in the future. Loss from operations attributable to Sentigen Biosciences for the quarter ended September 30, 2004 was $399,949, a 33% increase when


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compared to the loss from operations of $301,476 for the quarter ended September
30, 2003. Loss from operations attributable to Sentigen Biosciences for the nine months ended September 30, 2004 was $1,720,742, a 93% increase when compared to the loss from operations of $891,047 for the nine months ended September 30, 2003. We have expanded our research programs at Sentigen Biosciences and our increase in loss is primarily attributed to this expansion.

         Corporate. Loss attributable to corporate holding company expenses for the quarter ended September 30, 2004 was $445,955. This compares to a loss attributable to corporate holding company expenses of $1,088,940 for the quarter ended September 30, 2003, a decline of 59%. This decline is primarily attributable to the absence in the current quarter of the one-time stock-based compensation charge incurred during the third quarter ended September 30, 2003. Loss attributable to corporate holding company expenses for the nine months ended September 30, 2004 was $1,602,962. This compares to a loss attributable to corporate holding company expenses of $1,596,136 for the nine months ended September 30, 2003.

Cash and Working Capital

         At September 30, 2004 we had $996,857 in cash and cash equivalents and $9,075,960 invested in a U.S. Treasury Note. Our working capital as of September 30, 2004 was $9,094,732.






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                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS


INCOME STATEMENT HIGHLIGHTS:


                                                           (UNAUDITED)                       (UNAUDITED)
                                                   FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                 -----------------------------     -----------------------------
                                                 SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                 ------------     ------------     ------------     ------------
                                                     2004             2003             2004             2003
                                                 ------------     ------------     ------------     ------------
Revenue
      Molecular cell science                     $  1,528,443     $  1,525,064     $  4,036,633     $  4,514,283
      Specialty media                                 826,481          692,207        2,383,339        2,252,252
      Sentigen Biosciences                             75,927               --           75,927               --
                                                 ------------     ------------     ------------     ------------


                                                    2,430,851        2,217,271        6,495,899        6,766,535
                                                 ------------     ------------     ------------     ------------
Income After Direct Costs
      Molecular cell science                          994,944        1,039,857        2,580,932        3,123,709
      Specialty media                                 474,743          380,006        1,442,316        1,335,176
      Sentigen Biosciences                             24,877               --           24,877               --
                                                 ------------     ------------     ------------     ------------

                                                    1,494,564        1,419,863        4,048,125        4,458,885
                                                 ------------     ------------     ------------     ------------

Income (Loss) From Operations
      Molecular cell science                          312,012          434,000          697,977        1,354,690
      Specialty media                                 275,065          167,417          873,397          756,236
      Sentigen Biosciences                           (399,949)        (301,476)      (1,720,742)        (891,047)
      Corporate                                      (445,955)      (1,088,940)      (1,602,962)      (1,596,136)
                                                 ------------     ------------     ------------     ------------

Income (Loss) From Operations                        (258,827)        (788,999)      (1,752,330)        (376,257)
                                                 ------------     ------------     ------------     ------------

Net loss                                         $   (238,910)    $   (804,062)    $ (1,735,359)    $   (450,828)
                                                 ============     ============     ============     ============

Net loss per share
     Basic and diluted                           $      (0.03)    $      (0.11)    $      (0.23)    $      (0.06)
                                                 ============     ============     ============     ============

Weighted Average of Common Shares Outstanding
      Basic and diluted                             7,468,633        7,454,744        7,462,309        7,453,394
                                                 ============     ============     ============     ============


BALANCE SHEET HIGHLIGHTS:


                                        SEPTEMBER 30,   DECEMBER 31,
                                            2004            2003
                                        ------------    ------------
Cash and cash equivalents               $    996,857    $ 10,086,952
U.S. Treasury Note, at market value        9,075,960              --
Total current assets                      11,623,808      11,347,858
Total assets                            $ 13,446,107    $ 13,123,379

Current maturities of long term debt    $    207,725    $    256,375
Current liabilities                        2,529,076       1,391,604
Long-term debt                               813,415         800,581
Total liabilities                          3,342,491       2,192,185

Stockholder's Equity                    $ 10,103,616    $ 10,931,194




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         THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:
Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services and manufactures specialty cell culture media, reagents and other research products for companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is utilizing its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.



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